Exhibit 24

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of AGNC Investment Corp., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint Bernice Bell, Kenneth Pollack and Kasey Reisman and each of them (with full power to each of them to act alone), his/her true and lawful attorneys‑in‑fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

                    AGNC INVESTMENT CORP.

Dated: January 23, 2025        /s/ Peter J. Federico
                    Peter J. Federico
    President and Chief Executive Officer

Signature	Title	Date
/s/ Donna J. Blank Donna J. Blank	Director	January 23, 2025
/s/ Morris A. Davis Morris A. Davis	Director	January 23, 2025
/s/ Peter J. Federico Peter J. Federico	Director, President and Chief Executive Officer	January 23, 2025
/s/ John D. Fisk John D. Fisk	Director	January 23, 2025
/s/ Andrew A. Johnson, Jr. Andrew A Johnson, Jr.	Director	January 23, 2025
/s/ Gary D. Kain Gary D. Kain	Director, Executive Chair	January 23, 2025
/s/ Prue B. Larocca Prue B. Larocca	Director	January 23, 2025
/s/ Paul E. Mullings Paul E. Mullings	Director	January 23, 2025
/s/ Frances R. Spark Frances R. Spark	Director	January 23, 2025